UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): April 28, 2016

HERCULES OFFSHORE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37623	56-2542838
(State of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

9 Greenway Plaza, Suite 2200 Houston, Texas		77046
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (713) 350-5100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The information set forth under Item 2.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Amendment to Forbearance Agreement and Amendment to Credit Agreement

As previously disclosed, on November 6, 2015, Hercules Offshore, Inc. (the “Company” or the “Borrower”) entered into a Credit Agreement (the “Credit Agreement”) among the Company, as borrower, its subsidiaries party thereto, as guarantors, Jefferies Finance LLC, as administrative agent and as collateral agent (in such capacities, the “Agent”), and the financial institutions party thereto, as lenders (the “Lenders”).

As also previously disclosed, on April 18, 2016, the Company and certain of its subsidiaries (the “Loan Parties”) entered into a Forbearance Agreement and First Amendment to the Credit Agreement (the “Forbearance Agreement”), with the Agent for itself and certain Lenders designated therein.

On April 28, 2016, the Loan Parties entered into Amendment No. 1 to Forbearance Agreement and First Amendment to Credit Agreement (“Amendment No. 1”) with the Agent and certain Lenders designated therein, which amends the Forbearance Agreement.

Pursuant to Amendment No. 1, the Required Lenders have agreed to extend the Forbearance Period so that such period will continue until the earliest to occur of: (i) the termination of the Forbearance Period as a result of any Forbearance Default; (ii) 11:59 p.m. (New York City time) on May 31, 2016; and (iii) 11:59 p.m. (New York City time) on the second Business Day following the Required Lenders’ delivery of written notice (which notice shall be effective only if delivered after 11:59 p.m. (New York City time) on May 4, 2016) to the Borrower (with a copy to the Administrative Agent and the Collateral Agent) in accordance with Section 10.01(a) of the Credit Agreement terminating the Forbearance Period; provided, however, that any notice given pursuant to the foregoing clause (iii) shall be revoked upon the Required Lenders’ delivery of written notice (which notice of revocation shall be effective only if delivered prior to 11:59 p.m. (New York City time) on the second Business Day following the delivery of the notice given pursuant to the foregoing clause (iii)) to the Borrower (with a copy to the Administrative Agent and the Collateral Agent) in accordance with Section 10.01(a) of the Credit Agreement (the “Forbearance Period”). Pursuant to the Forbearance Agreement (as amended by Amendment No. 1), the Required Lenders agreed during the Forbearance Period, to forbear from exercising their rights and remedies (if any) under the Credit Agreement with respect to the alleged failure by the Borrower to comply with certain specified affirmative covenants under the Credit Agreement. The Borrower believes that defenses may exist with respect to the alleged Default and Event of Default and has reserved all rights with respect thereto. Capitalized terms used in this Current Report on Form 8-K and not otherwise defined herein have the meanings given to such terms in the Credit Agreement, as amended by the Forbearance Agreement and Amendment No. 1.

Under the Forbearance Agreement and Amendment No. 1, the Lenders’ forbearance is subject to certain conditions as described therein and in the Credit Agreement as amended thereby.

The foregoing description of Amendment No. 1 is qualified in its entirety by reference to Amendment No. 1, attached hereto as Exhibit 10.1, and incorporated herein by reference. The other material terms of the Forbearance Agreement described in this Item 2.03 are qualified in their entirety by the Forbearance Agreement previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on April 21, 2016, which is incorporated herein by reference.

Item 8.01. Other Events.

During the Forbearance Period, the Company will not be able to receive funds held in escrow under the Credit Agreement. Accordingly, the Company will not be able to fund or accept delivery of the Hercules Highlander during this time. With respect to the Hercules Highlander, we are party to a rig construction contract with Jurong Shipyard Pte Ltd (the “shipyard”) in Singapore. The shipyard has provided notice to the Company of a default under the construction agreement if the Company does not accept delivery of the Hercules Highlander on or before May 5, 2016. The Company is in communication with its customer and the shipyard regarding these matters.

As previously disclosed, during the Forbearance Period, the Company has agreed with certain Lenders to negotiate in good faith an agreement with respect to a potential recapitalization, business combination or other alternative strategic transaction with respect to the Company, including a potential restructuring of the Loans under the Credit Agreement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Amendment No. 1 to Forbearance Agreement and First Amendment to Credit Agreement, dated as of April 28, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERCULES OFFSHORE, INC.

Date: April 29, 2016	By:	/s/ Beau M. Thompson
Beau M. Thompson
Senior Vice President, General Counsel
and Secretary

Exhibit List

Exhibit Number	Description

10.1	Amendment No. 1 to Forbearance Agreement and First Amendment to Credit Agreement, dated as of April 28, 2016